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                                                                  Exhibit 99.4





                            PARADISE HOLDINGS, INC.


                        (FORMERLY JAVA CENTRALE, INC.)




                              SUPPLEMENT NO. 1 TO



                      PROSPECTUS DATED FEBRUARY 10, 1998




















                     The date of this Supplement No. 1 is

                                 May 21, 1998


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                                                                   MAY 21, 1998

                              SUPPLEMENT NO. 1 TO

                      PROSPECTUS DATED FEBRUARY 10, 1998

                            PARADISE HOLDINGS, INC.
                           (a Delaware corporation)

                        (FORMERLY JAVA CENTRALE, INC.)

                       4,180,000 Shares of Common Stock
                             ____________________

     This Supplement No. 1 to Prospectus dated February 10, 1998 (the "Prospectus") has been prepared by and on behalf of Paradise Holdings, Inc., a Delaware corporation ("Paradise"), which is the successor to Java Centrale, Inc., a California corporation ("Java"), the original issuer of the Prospectus. Effective May 8, 1998, pursuant to the approval of Java's shareholders given at its annual meeting held on November 25, 1997, Java merged with and into Paradise, a corporation which had been formed as a wholly-owned subsidiary of Java for the purpose of effecting a change in Java's state of incorporation from California to Delaware. Following the merger, Java ceased to exist as a separate corporation, and Paradise assumed all of its assets and liabilities. (For purposes of this Supplement, Paradise and Java together may from time to time be referred to as the "Company.")

     THE PURPOSES OF THIS SUPPLEMENT ARE TO UPDATE THE INFORMATION GIVEN IN THE PROSPECTUS AS TO CERTAIN RECENT DEVELOPMENTS WHICH HAVE HAD OR MAY HAVE A MATERIAL EFFECT ON THE COMPANY'S BUSINESS, FINANCIAL CONDITION, AND PROSPECTS, TO PROVIDE INVESTORS AND POTENTIAL INVESTORS MORE RECENT FINANCIAL INFORMATION ABOUT THE COMPANY, AND TO PROVIDE INFORMATION AS TO THE EXERCISE OF CERTAIN WARRANTS REFERRED TO IN THE PROSPECTUS.. THIS SUPPLEMENT IS NOT INTENDED TO REPLACE THE PROSPECTUS, BUT TO ADD CERTAIN MATERIAL INFORMATION TO IT. NEITHER THE PROSPECTUS NOR THIS SUPPLEMENT SHOULD BE READ INDEPENDENTLY; TOGETHER, THEY ARE INTENDED TO FORM ONE SINGLE DOCUMENT.

     Certain forward-looking statements may be included herein and in the Prospectus to which this Supplement is attached. They use such words as "may," "will," "expect," "believe," "plan," "anticipate" and other similar terminology. These statements reflect management's expectations at the time they were issued, and involve a number of risks and uncertainties. Actual results could differ materially depending on the success or failure of the Company's current and projected business and financing strategies and due to changes in global and local business and economic conditions; the Company's management and/or commercial and contractual relationships; legislation and governmental regulation; competition; success of operating initiatives and advertising and promotional efforts; food, labor and other operating costs; availability and cost of leasehold space and construction; accounting policies and practices; consumer preferences, spending patterns and demographic trends; and interest rates.


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RECENT DEVELOPMENTS

REINCORPORATION AS A DELAWARE CORPORATION AND CHANGE OF NAME

     Effective as of May 8, 1998, the Company changed its state of incorporation from California to Delaware through a merger of Java Centrale, Inc., a California corporation, the Company's prior corporation entity ("Java"), into its wholly-owned subsidiary Paradise Holdings, Inc., a Delaware corporation which was created for the sole purpose of the re-incorporation ("Paradise"). As a result of the re-incorporation, the Company formally changed its name from Java Centrale, Inc. to Paradise Holdings, Inc. and Java ceased to exist as a corporate entity. Paradise survived the merger as the Company's current corporate entity, with all of the rights and properties, and all of the liabilities and obligations, of Java, and each outstanding share of Java's no par value Common Stock immediately prior to the merger was exchanged for and converted into one fully-paid and non-assessable share of Common Stock of Paradise, $.001 par value per share. The merger and reincorporation were approved by the Company's shareholders at its 1997 Annual Meeting. Consummation of the merger and re-incorporation has not resulted in the transfer of assets from Java, Paradise, or any of their subsidiaries, or altered the Company's headquarters location or management.

CHANGE IN CORPORATE STRATEGY

     In recent months, the Company has undertaken a comprehensive review of its business plan and strategic direction, including the potential for a new public or private financing, merger with or the acquisition of other companies, and the possible sale or merger of the Company's wholly-owned subsidiary, Paradise Bakery, Inc. After consideration of the Company's financial position and the alternatives available to it, the Company's Board of Directors has decided that its best available alternative is to sell its Paradise Bakery & Cafe line, including all of its Company-owned and franchised cafes, and focus the Company's business in another direction, most likely outside the food and beverage industry. The sale of the Paradise Bakery & Cafe assets would leave the Company without any significant operating assets, until another acquisition or merger could be completed. The Company is currently in the process of implementing this new strategy and has entered into a letter of intent to acquire a company outside the food and beverage industry (see Purchase of Certain Assets of Axxess, Inc.).

SALE OF PRINCIPAL OPERATING ASSETS

     On May 12, 1998 the Company signed a conditional letter of intent for the sale of its Paradise Bakery & Cafe retail operations to AFC Enterprises of Atlanta, Georgia ("AFC"), for $5,000,000 in cash and an additional amount, potentially as much as $2,000,000, in the form of either cash or stock in AFC at the Company's election, to be paid on an earn-out basis tied to store level contributions, two years after the closing date. The sale would include all 15 company-owned cafes, its 34 franchised units, and a commissary that is a fulfillment house of proprietary items for use in the cafes. The transaction is expected to be structured as an asset purchase, to include all of the assets of the Company's wholly-owned operating subsidiary,


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Paradise Bakery, Inc. Certain of the liabilities of Paradise Bakery, Inc.
would also be assumed, including primarily those arising under its franchise agreements and real estate leases. A copy of the letter of intent is attached to this Supplement as Exhibit A.

     The conditions to closing the transaction include: the completion of a satisfactory due diligence review by AFC; receipt of all necessary consents from the Boards of the Company and AFC, and any other necessary third parties, negotiation of a mutually acceptable asset purchase agreement; and receipt of a favorable fairness opinion. The Company will submit it for shareholder approval.

     The parties have agreed to work towards a closing date of June 30, 1998. Prior to that date, the Company has agreed not to solicit or initiate discussions or negotiations with any other party regarding a sale of its Paradise Bakery assets. Because of the conditional nature of the letter of intent, and because some of the conditions to closing the foregoing transactions are not within the Company's control, there can be no assurance that this transaction will in fact take place, or if it does that the final terms of such a transaction will not vary, in material respects, from those disclosed above.

PUCHASE OF CERTAIN ASSETS OF AXXES, INC.

     On May 15, 1998 the Company signed a conditional letter of intent to purchase the Internet publications known collectively as the "FinancialWeb" from Axxess, Inc. of Altamonte Springs, Florida. The FinancialWeb family of investor sites are distributed over the Internet and include free real-time quotes; technical analysis, charting and portfolio analysis; news and market data; fundamental research; recommendations and analysis from Wall Street; financial humor; EDGAR filings; investigative reporting; short selling strategies and a site devoted to the Small Cap market or derive income from banner advertising sales, syndication of editorial content, licensing of data and technology, list rentals and sales of premium services.

     The transaction is expected to be structured as an asset purchase. The assets to be purchased by the Company include various domain names, technology, hardware, software, trademarks, clients, customers, etc. Additionally, the Company would assume certain contractual obligations with respect to data and technology providers, and key programmers and consultants necessary to the operation of the web sites. The purchase price is to be a combination of $750,000 in cash and 2,000,000 shares of the Company's common stock, payable at closing, plus an additional 2,000,000 shares of common stock if the a specified number of additional websites are open and operating as of one year after the closing, and the average daily traffic of page impressions on the "Financial Web" websites being acquired increases to certain specified benchmarks. A copy of the letter of intent is attached to this Supplement as Exhibit B.

     The closing of this transaction is subject to the completion of a due diligence review by the Company; receipt of all requisite board, shareholder and other approvals; and the negotiation of a mutually acceptable asset purchase agreement. The parties to the agreement are contemplating the closing of the transaction described herein prior to July 31, 1998. Axxess has agreed not to initiate any discussions or negotiations with any third parties regarding the sale of the Financial


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Web family of web sites and the related assets. Because of the conditional nature of the letter of intent, and because some of the conditions to closing the foregoing transactions are not within the Company's control, there can be no assurance that this transaction will in fact take place, or if it does that the final terms of such a transaction will not vary, in material respects, from those disclosed above.

RESIGNATION OF RICHARD J. CROSBY

     Effective as of May 12, 1998, Richard J. Crosby, the Company's Chairman of the Board, resigned from the Company.

ANTICIPATED DEPARTURE

     With the anticipated sale and acquisition, the Company's Vice President & Chief Financial Officer, Jeffery W. Dudley intends to leave the Company no later than June 30, 1998.

CHANGE IN THE COMPANY'S INDEPENDENT AUDITORS

     On April 27, 1998, the Company notified Grant Thornton, LLP ("GT") that they were dismissed as the Company's independent auditor and the Company appointed Burnett Umphress & Company ("Burnett") its independent accountant and Burnett accepted such appointment. The Company and GT have not, in connection with the audit of the Company's financial statements for each of the prior two years ended March 31, 1997 and 1996 or for any subsequent interim period prior to and including April 27, 1998, had any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to GT's satisfaction, would have caused GT to make reference to the subject matter of the disagreement in connection with its reports.

     The reports of GT on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles, except that the report of GT on the Company's financial statements for the year ended March 31, 1997 included an explanatory paragraph relating to an uncertainty about the Company's ability to continue as a going concern.

     The decision to change accountants was approved by the Company's board of directors. The Company had no relationship with Burnett required to be reported pursuant to Regulation S-K item 304(a)(2) during the two fiscal periods ended March 31, 1997 and 1996, or the subsequent interim period prior to and including March 31, 1998.

PARTIAL EXERCISE OF THE WARRANTS DESCRIBED IN THE PROSPECTUS

     Through May 18, 1998, the Company has had 1,692,500 of the warrants described elsewhere herein exercised, producing net proceeds to the Company of approximately $1,770,000.


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CERTAIN RISK FACTORS

RELIANCE ON ADDITIONAL FUNDING SOURCES

     Management believes that the sale of the Company's Paradise Bakery & Cafe operating assets, as described above, will provide enough cash to permit it to implement its business plan, which calls for diversification into other lines of business. However, given the Company's continuing operating losses, as discussed below, if the anticipated asset sale transaction is delayed or does not occur within the time frame discussed above, the result will likely have an adverse material impact on to the Company's ability to implement its business plan. Therefore, the Company would need to raise additional funds through the issuance of common, preferred or debt securities, the sale of assets or through a commercial bank credit facility. The inability of the Company to raise additional funds would have an adverse affect on the Company's ability to implement its business plan and continue operations.

LIQUIDITY; LIMITED CAPITAL RESOURCES

     At the Company's current level of development, including the operations of its Paradise Bakery subsidiary, it does not generate net cash from operations. To fund its current operations, the Company requires either additional financing, rapid sales of additional franchises, or a substantial increase in its network of Company-owned and or franchised cafes and kiosks, such as through acquisition. For the years ended March 31, 1997 and 1996, the Company incurred a net loss of $5,326,000 and $3,966,000 and used net cash of $3,062,000 and $2,391,000 in operating activities. For the nine months ended December 31, 1997 and 1996, the Company incurred, on a consolidated basis, a net loss of $3,441,000 and $2,160,000 and used net cash of $451,000 and $2,764,000. These losses have continued into the current fiscal quarter. Additionally, the Company's corporate debts, some of which are past due, exceed the net value of its corporate and other assets. (See the Company's Quarterly Report on Form 10-Q for the period ended December 31, 1997, a copy of which is attached hereto as Exhibit C, under the heading "Form 10-Q.") The Company's debt situation and overall financial condition have not materially improved since the date of that Quarterly Report.

     The Company has developed a specific operating plan to meet the ongoing liquidity needs of the Company's existing operations, including its Paradise Bakery & Cafe line, both for the year ended March 31, 1998, and thereafter. Management believes that the Company's operating and financing plan, if carried out successfully, will be sufficient to meet the Company's liquidity needs for the year ended March 31, 1998 and thereafter. However, the operating and financing plan currently includes the sale of the Company's Paradise Bakery & Cafe related assets, as discussed above. If the Company completes the sale of its Paradise Bakery & Cafe related assets, as described above, and once the Company has paid all debt, the Company will have approximately $1,000,000 in cash and $2,000,000 in deferred compensation expected to be received from AFC after a two year evaluation period. Additionally, if the Selling Shareholders continue to exercise all warrants, the Company would receive an additional $2,788,000 in cash (see Use of Proceeds). However, if the Company is unable to complete the sale of these assets, or to complete such a sale on terms sufficiently favorable to the Company, management believes that it is unlikely to have sufficient liquidity to continue operations for the medium to long term, and will need to raise additional funds, whether through the issuance of common, preferred or debt securities, the sale of assets, obtaining a commercial bank credit facility, or

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otherwise.  Under these circumstances, there can be no assurance that the
Company will achieve the necessary liquidity, or that the Company's liquidity goals will be reached in the immediate future, if ever.

USE OF PROCEEDS

     Through May 18, 1998, 1,692,500 of the warrants described in the attached Prospectus have been exercised, producing net proceeds to the Company of approximately $1,770,000, of which the Company has used $850,000 to retire corporate debts and the balance for working capital. If the remaining 1,862,500 outstanding warrants are exercised in accordance with their terms, the Company would receive approximately $2,788,000 in additional proceeds, which are expected to be used for general corporate purposes, including to reduce existing corporate debt and as working capital, including potentially payment or partial payment for any new Company acquisitions.

OTHER MATTERS

     Effective as of May 11, 1998, the Company changed its NASDAQ trading symbol from JAVC to PRDS in association with the merger between Java Centrale, Inc. and Paradise Holdings, Inc. as described in "Recent Developments".

LIST OF EXHIBITS

     Attached to this Supplement are the following documents, all of which are incorporated herein as Exhibits and made a part hereof:

     A. Letter of Intent, dated May 12, 1998, between the Company and AFC Enterprises.

     B.   Letter of Intent, dated May 15, 1998, between the Company and Axxess,
          Inc.

     C. The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997.